Exhibit 10.2


                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

     This PURCHASE AND SALE AGREEMENT ("Agreement"), dated July 21, 2006, is by and between Infinity Oil & Gas of Wyoming, Inc. ("Seller"), a Wyoming corporation, whose address is 633 Seventeenth Street, Suite 1800, Denver, Colorado 80202, and New Frontier Energy, Inc, ("Buyer"), a Colorado corporation, whose address is 1789 West Littleton Boulevard, Littleton, Colorado 80120. Seller and Buyer are sometimes hereinafter referred to collectively as the "parties" or individually as a "party."

                                    RECITALS
                                    --------

     A. Seller owns and desires to sell certain non-producing oil and gas leasehold interests located in Routt County, Colorado, as more fully described in Section 1.1 below (the "Assets").

     B. Buyer desires to purchase the oil and gas leasehold interests upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

     In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

     1.1 Purchase and Sale. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and receive from Seller, all of Seller's right, title and interest in the Assets pursuant to the terms and conditions of this Agreement. The Assets are all of Seller's right, title and interest in the following property interests:

          (a) The oil and gas leases (including without limitation working interests, operating rights, overriding royalty interests and any other interests in production), and lands described on Exhibit A (the "Leases"), insofar and only insofar as the Leases cover the lands described on Exhibit A, located in Routt County, Colorado. It is expressly understood that Seller's interests in certain of the Leases are limited to certain depths. This sale and conveyance is expressly limited to only Seller's right, title and interest in the depths underlying the Leases owned by Seller as of the date of this Agreement as reflected in Seller's records and any instrument of record.

          (b) The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby, to the extent they relate to the Leases or the production of hydrocarbons therefrom.

          (c) The rights, to the extent transferable, in and to hydrocarbon sales, purchase, gathering, processing, operating, balancing agreements, farmout agreements, and other contracts, including without limitation the material agreements (the "Material Agreements"), described on Exhibit B, only insofar as the Material Agreements relate to the Leases.

     1.2 Effective Time. The purchase and sale of the Assets shall be effective as of July 1, 2006, at 7:00 a.m., Mountain Time (the "Effective Time").

                                   ARTICLE II
                                 PURCHASE PRICE

     2.1 Purchase Price. The purchase price for the Assets shall be Thirty Five Thousand Nine Hundred Sixty-six Dollars and Seventy-nine Cents ($35,966.79) (the "Purchase Price").

                                  ARTICLE III
                     SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller makes the following representations and warranties:

     3.1 Existence. Seller is a corporation duly organized and validly existing under the laws of the State of Wyoming, and Buyer is duly qualified and in good standing in the State of Colorado.

     3.2 Power and Authority. Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and each of the documents contemplated to be executed by Seller at Closing, and to perform its obligations under this Agreement and under such documents. The consummation of the transaction contemplated by this Agreement and each of the documents contemplated to be executed by Seller at Closing will not violate, nor be in conflict with, (i) any provision of Seller's organizational or governing documents, (ii) any agreement or instrument to which Seller is a party or is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Seller.

     3.3 Authorization. The execution, delivery and performance of this Agreement and each of the documents to be executed by Seller at Closing and the contemplated transaction has been duly and validly authorized by all requisite corporate and shareholder action on the part of Seller.

     3.4 Execution and Delivery. This Agreement has been duly executed and delivered by Seller, and all documents and instruments required hereunder to be executed and delivered by Seller will be duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

     3.5 Liabilities for Brokers' Fees. Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transaction contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

     3.6 Litigation. To the best of Seller's knowledge, there is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to Seller's knowledge, threatened, against Seller before any governmental authority that impedes or is likely to impede Seller's ability to consummate the transaction contemplated by this Agreement and to assume the liabilities to be assumed by Seller under this Agreement.

     3.7 Taxes. All taxes and assessments pertaining to the Assets based on the ownership of the Assets for all taxable periods prior to the taxable period in which this Agreement is executed have been properly paid. All income taxes and obligations relating thereto that could result in a lien or other claim against any of the Leases have been properly paid, unless contested in good-faith by appropriate proceeding.

     3.8 Agreements. All of the Material Agreements pertaining to the Leases are listed on Exhibit B.

                                   ARTICLE IV
                     BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer makes the following representations and warranties:

     4.1 Existence; Bonds. Buyer is a Colorado corporation, duly organized, validly existing and formed under the laws of the State of Colorado. Buyer holds all bonds necessary to conduct oil and gas operations in the State of Colorado.

     4.2 Power and Authority. Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and each of the documents contemplated to be executed by Buyer at Closing, and to perform its obligations under this Agreement and under such documents. The consummation of the transaction contemplated by this Agreement and each of the documents contemplated to be executed by Buyer at Closing will not violate, nor be in conflict with, (i) any provision of Buyer's organizational or governing documents, (ii) any agreement or instrument to which Buyer is a party or is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Buyer.

     4.3 Authorization. The execution, delivery and performance of this Agreement and each of the documents to be executed by Buyer at Closing and the contemplated transaction has been duly and validly authorized by all requisite action on the part of Buyer.

     4.4 Execution and Delivery. This Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

     4.5 Liabilities for Brokers' Fees. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transaction contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

     4.6 Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to Buyer's knowledge, threatened in writing, against Buyer before any governmental authority that impedes or is likely to impede Buyer's ability to consummate the transaction contemplated by this Agreement and to assume the liabilities to be assumed by Buyer under this Agreement.

     4.7 Independent Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Prior to executing this Agreement, Buyer has conducted all title and other due diligence, including a review of Seller's records, it deemed necessary to proceed with the transactions contemplated herein. Further, Buyer understands that Seller has made no representations or warranties as to the accuracy or completeness of the records Seller has made available to Buyer. The Purchase Price reflects Buyer's independent assessment of the value of the Assets based upon such due diligence. Buyer has been advised by and has relied solely upon its own expertise in title, legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Leases and the value thereof.

     4.8 Qualification. Buyer is, and will continue to be, qualified to own and operate any State of Colorado oil and gas lease that is among the Leases, including meeting all bonding requirements.

                                    ARTICLE V
                                     CLOSING

     5.1 Date of Closing. The closing of the transaction contemplated by this Agreement ("Closing" or "Closing Date") shall be held contemporaneously with the execution of this Agreement.

     5.2 Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

          (a) Assignment. Seller and Buyer shall execute, acknowledge and deliver to Buyer (i) an Assignment of Oil and Gas Leases to Buyer effective as of the Effective Time (in sufficient counterparts to facilitate filing and recording) substantially in the form of Exhibit C conveying the Leases with a special warranty of title by, through and under Seller but not otherwise, and
(ii) such other assignments necessary to transfer the Leases to Buyer.

          (b) Release of Promethean Mortgage. Seller shall deliver to Buyer a recordable release, as to the Assets, of the Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement from Seller to Lawyers Title Realty Services, Inc. as Trustee for the benefit of Promethean Assets Management L.L.C., dated January 13, 2005, as supplemented and amended, in a form reasonably acceptable to Buyer.

          (c) Purchase Price. Buyer shall deliver to Seller the Closing Amount by wire transfer of immediately available funds to US Bank, 918 Seventeenth St., Denver, CO 80202, ABA No. 102000021, Beneficiary: Infinity Oil & Gas of Wyoming, Inc., Account No. 103690005808, Reference: Name (New Frontier PSA).

                                   ARTICLE VI
                            POST-CLOSING OBLIGATIONS

     6.1 Files and Records. Within thirty (30) days after the Closing Date, Seller shall deliver to Buyer all of the documents in its possession pertaining to the Leases. Seller may retain copies of any such documents as it deems appropriate. Furthermore, Buyer shall give Seller access to such documents subsequent to the Closing, upon reasonable notice during regular business hours.

     6.2 Transfer Taxes and Recording Fees. Buyer shall pay all sales, transfer, use or similar taxes occasioned by the sale or transfer of the Leases and all documentary, transfer, filing, licensing, and recording fees required in connection with the processing, filing, licensing or recording of any assignments, titles or bills of sale.

     6.3 Further Assurances. From time to time after Closing, Seller and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order more effectively to assure to the Buyer the full beneficial use and enjoyment of the Leases and otherwise to accomplish the purposes of the transaction contemplated by this Agreement.

                                  ARTICLE VII
                     APPORTIONMENT OF REVENUES AND EXPENSES

     7.1 Apportionment of Revenues and Expenses. All revenues, obligations, liabilities and expenses associated with the Leases shall be apportioned as of the Effective Time between Seller and Buyer with Seller retaining all pre-Effective Time revenues and expenses and Buyer assuming all post-Effective Time revenues and expenses.

     7.2 Taxes. All "Taxes" (including ad valorem, property, production, excise, net proceeds, severance and other similar obligations assessed against the Leases or based on or measured by the ownership of the Leases or production therefrom) shall be prorated between Seller and Buyer as of the Effective Time; provided, however, that any Taxes determined by the value of any production shall be deemed to be attributable to the period during which such production occurred and not attributable to the year in which such Taxes are assessed.

                                  ARTICLE VIII
                  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

     8.1 Disclaimers of Representations and Warranties. The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE LEASES, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, (c) THE ENVIRONMENTAL CONDITION OF THE LEASES, THEIR COMPLIANCE WITH ENVIRONMENTAL LAWS, AND THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES OR NATURALLY OCCURRING RADIOACTIVE MATERIALS, (d) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, AND (e) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT THE LEASES ARE HEREBY CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. THE PARTIES AGREE THAT THIS ARTICLE 8 CONSTITUTES A CONSPICUOUS LEGEND.

                                   ARTICLE IX
                        APPORTIONMENT OF LIABILITIES AND
                          OBLIGATIONS; INDEMNIFICATION

     9.1 Seller's Retention of Liabilities and Obligations. Upon Closing, Seller shall retain, assume and pay for, fulfill and discharge all costs, expenses, liabilities and obligations accruing or relating to the owning or maintaining of the Leases prior to the Effective Time, including without limitation, all obligations arising under agreements covering or relating to the Leases (collectively, the "Pre-Effective Time Liabilities").

     9.2 Buyer's Assumption of Liabilities and Obligations. Upon Closing, Buyer shall assume and pay for, fulfill and discharge its pro rata share of all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Leases, the producing, transporting and marketing of oil, gas and other hydrocarbons from the Leases, from and after the Effective Time, including without limitation, environmental obligations and liabilities and offsite liabilities associated with the Leases, and all obligations arising under the Material Agreements to the extent such obligations relate to the Leases (collectively, the "Post-Effective Time Liabilities").

     9.3 Indemnification. "Losses" shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the costs of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from or in connection with matters indemnified against; excluding, however, any special, consequential, punitive or exemplary damages, diminution of value of a Lease, loss of profits incurred by a party hereto or Loss incurred as a result of the indemnified party indemnifying a third party.

     After the Closing, Seller and Buyer shall indemnify each other as follows:

          (a) Seller's Indemnification of Buyer. Seller assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise from or in connection with
(i) the Pre-Effective Time Liabilities, (ii) any breach of any representation or warranty made by Seller, (iii) any matter for which Seller has agreed to indemnify Buyer under this Agreement, and (iv) any breach by Seller of this Agreement.

          (b) Buyer's Indemnification of Seller. Buyer assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Seller, Seller's partners, employees and agents, from and against all Losses which arise from or in connection with (i) the Post-Effective Time Liabilities, (ii) any breach of any representation or warranty made by Buyer, (iii) any matter for which Buyer has agreed to indemnify Seller under this Agreement, and (iv) any breach by Buyer of this Agreement.

     9.4 Procedure. The indemnifications contained in Section 9.3 shall be implemented as follows:

          (a) Coverage. Such indemnity shall extend to all Losses suffered or incurred by the indemnified party.

          (b) Claim Notice. The party seeking indemnification under the terms of this Agreement ("Indemnified Party") shall submit a written "Claim Notice" to the other party ("Indemnifying Party") which, to be effective, must state: (i) the amount of each payment claimed by an Indemnified Party to be owing, (ii) the basis for such claim, with supporting documentation, and (iii) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within ten (10) days after receipt of the Claim Notice, or after the amount of such payment has been finally established, whichever last occurs.

          (c) Information. Within twenty (20) days after the Indemnified Party receives notice of a claim or legal action that may result in a Loss for which indemnification may be sought under this Article 9 ("Claim"), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party made within sixty (60) days after receipt of such notice, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party's choice; provided, however, that no such settlement can result in any liability or cost to the Indemnified Party for which it is entitled to be indemnified hereunder without its consent. If the Indemnifying Party elects to assume control, (i) any expense incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party, and (ii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim, legal action, or other matter. In the absence of such an election, the Indemnified Party will use its best efforts to defend, at the Indemnifying Party's expense, any claim, legal action or other matter to which such other party's indemnification under this Article 9 applies until the Indemnifying Party assumes such defense, and, if the Indemnifying Party fails to assume such defense within the time period provided above, settle the same in the Indemnified Party's reasonable discretion at the Indemnifying Party's expense. If such a Claim requires immediate action, both the Indemnified Party and the Indemnifying Party will cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either party's position with respect to such Claim.

          (d) Dispute. If the existence of a valid Claim or amount to be paid by an Indemnifying Party is in dispute, the parties agree to attempt to initially resolve such dispute through good faith negotiations. If the parties are unable to resolve any dispute under this Agreement, the parties shall retain all legal and equitable remedies available to them for dispute resolution.

     9.5 No Insurance; Subrogation. The indemnifications provided in this
Article 9 shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns, including, without limitation, any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from their respective insurers.

     9.6 Reservation as to Non-Parties. Nothing in this Agreement is intended to limit or otherwise waive any recourse Seller or Buyer may have against any non-party for any obligations or liabilities that may be incurred with respect to the Leases.

                                   ARTICLE X
                                  MISCELLANEOUS

     10.1 Exhibits. The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

     10.2 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transaction contemplated by this Agreement shall be paid by the party incurring same, including, without limitation, legal and accounting fees, costs and expenses.

     10.3 Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as follows:

      If to Seller:  Infinity Oil & Gas of Wyoming, Inc
                     633 Seventeenth Street, Suite 1800
                     Denver, Colorado  80202
                     Attn:  James A. Tuell
                     Telephone:  720.932.7800
                     Facsimile:  720.932.5409

      If to Buyer:   New Frontier Energy, Inc.         Mailing address:
                     1789 West Littleton Boulevard     P.O. Box 298
                     Littleton, Colorado  80120        Littleton, Colorado 80160
                     Attn:  Paul G. Laird
                     Telephone:  303.730.9994
                     Facsimile:  303.730.9985

Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered, when received, (ii) if faxed, when received if receipt is confirmed by telephone by the sender, (iii) if mailed, certified mail, return receipt requested, on the date set forth on the return receipt or (iv) if sent by overnight courier, one day after sending. Any party may, by written notice so delivered to the other party, change the address or individual to which delivery shall thereafter be made.

     10.4 Amendments. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     10.5 Confidentiality. Seller and Buyer agree the provisions of this Agreement shall be kept confidential except as disclosure may be required by applicable law, rules and regulations of governmental agencies or stock exchanges. Further, the parties may disclose the terms of this Agreement to their respective lenders or other entities providing them with financing.

     10.6 Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     10.7 Counterparts. This Agreement may be executed by Seller and Buyer in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument. Execution can be evidenced by fax signatures with original signature pages to follow in due course.

     10.8 Governing Law. This Agreement and the transaction contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Colorado.

     10.9 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns.

     10.10 Survival. The representations and warranties contained in this Agreement shall survive Closing.

     10.11 No Third-Party Beneficiaries. This Agreement is intended only to benefit the parties hereto and their respective permitted successors and assigns.

     10.12 Limitation on Damages. The parties hereto expressly waive any and all rights to consequential, special, incidental, punitive or exemplary damages, or loss of profits resulting from breach of this Agreement.

     10.13 Severability. It is the intent of the parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

     Executed on the dates set forth in the acknowledgments below.

                             INFINITY OIL & GAS OF WYOMING, INC.



                             By:   /s/ James A. Tuell
                                   -------------------------------------
                                   James A. Tuell
                                   President and Chief Executive Officer



                             NEW FRONTIER ENERGY, INC.



                             By:   /s/ Paul G. Laird
                                   -------------------------------------
                                   Paul G. Laird
                                   President

STATE OF COLORADO                   )
         CITY AND                   ) ss.
COUNTY OF DENVER                    )

     The foregoing instrument was acknowledged before me this 21st day of July, 2006 by James A. Tuell, as President and Chief Executive Officer of Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation.

         Witness my hand and official seal.

         My commission expires:    August 20, 2006
                                 --------------------------

                                                /s/ Terah Coffman
                                            ------------------------------------
                                                          Notary Public


STATE OF COLORADO                   )
         CITY AND                   ) ss.
COUNTY OF DENVER                    )

     The foregoing instrument was acknowledged before me this 21st day of July, 2006 by Paul G. Laird as President of New Frontier Energy, Inc., a Colorado corporation.

         Witness my hand and official seal.

         My commission expires:      August 20, 2006
                                 --------------------------------------


                                                /s/ Terah Coffman
                                            ------------------------------------
                                                          Notary Public

                                    EXHIBIT A

                                     LEASES

                                    EXHIBIT B

                               MATERIAL AGREEMENTS
                               -------------------


IOGW #LP04-00. Purchase and Sale Agreement with Phillips Petroleum Company/Tom Brown, Inc. as Sellers, Infinity Oil & Gas of Wyoming, Inc. as Buyer, dated April 30, 2002.

IOGW #LP04-05. Purchase and Sale Agreement with Phillips Petroleum Company/Energy Investments, LLC (Infinity Oil & Gas of Wyoming, Inc. as successor in interest to Phillips) dated April 17, 2000.

IOGW #LP04-06. Participation Agreement with Phillips Petroleum Company/Stone & Wolf, LLC/Energy Investments, LLC (Infinity Oil & Gas of Wyoming, Inc. as successor in interest to Phillips) dated September 23, 1998, amended 1/11/99, 3/1/99, 6/28/99, and 4/28/99.

IOGW #LP04-07. Focus Ranch Unit Agreement with Phillips Petroleum Company/Stone & Wolf, LLC/Energy Investments, LLC (Infinity Oil & Gas of Wyoming, Inc. as successor in interest to Phillips) dated July 1, 1999.

IOGW #LP04-08. Focus Ranch Unit Operating Agreement with Phillips Petroleum Company/Stone & Wolf, LLC/Energy Investments, LLC (Infinity Oil & Gas of Wyoming, Inc. as successor in interest to Phillips) dated July 1, 1999.

IOGW #LP04-09. Purchase and Sale Agreement with Energy Investments, LLC and Infinity Oil & Gas of Wyoming, Inc. dated June 12, 2002.

                                    EXHIBIT C

                     To Purchase and Sale Agreement between
         Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation, and
           New Frontier Energy, Inc., a Colorado corporation, as Buyer

                        ASSIGNMENT OF OIL AND GAS LEASES
                        --------------------------------

     THIS ASSIGNMENT OF OIL AND GAS LEASES ("Assignment"), dated effective July 1, 2006, at 7:00 a.m., Central Time, (the "Effective Time"), is from Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation, whose address is 950 Seventeenth Street, Suite 800, Denver, Colorado 80202 ("Assignor") to New Frontier Energy, Inc., a Colorado corporation, whose address is 1789 West Littleton Boulevard, Littleton, Colorado 80120("Assignee").

     For $100.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, bargains, and conveys to Assignee, all of Assignor's right, title and interest in the Assets pursuant to the terms and conditions of this Agreement. The Assets are all of Seller's right, title and interest in the following property interests:

          (a) The oil and gas leases (including without limitation working interests, operating rights, overriding royalty interests and any other interests in production), and lands described on Exhibit A (the "Leases"), insofar and only insofar as the Leases cover the lands described on Exhibit A, located in Routt County, Colorado. It is expressly understood that Assignor's interests in certain of the Leases are limited to certain depths. This sale and conveyance is expressly limited to only Assignor's right, title and interest in the depths underlying the Leases owned by Assignor as of the date of this Assignment as reflected in Assignor's records and any instrument of record.

          (b)

          (c) The rights to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby, to the extent they relate to the Leases or the production of hydrocarbons therefrom.

          (d) The rights, to the extent transferable, in and to hydrocarbon sales, purchase, gathering, processing, operating, balancing agreements, farmout agreements, and other contracts, including without limitation the material agreements, described on Exhibit B to the Purchase Agreement (defined below), only insofar as they relate to the Leases.

     TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever.

     This Assignment is made and accepted expressly subject to the following terms and conditions:

     A. Assignor warrants title to the Leases, as to the working interests and net revenue interests set forth on Exhibit A, by, through and under Assignor, but not otherwise.

     B. This Assignment is subject to a Purchase and Sale Agreement between Assignor and Assignee dated July 21, 2006 (the "Purchase Agreement").

     C. To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties and covenants given with respect to the Leases. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Leases, but only to the extent not enforced by Assignor.

     D. If there is a conflict between the terms of this Assignment and the Purchase Agreement, the terms of the Purchase Agreement shall control and not be deemed to have merged into the terms of this Assignment.

     E. The references herein to liens, encumbrances, burdens, defects and other matters shall not be deemed to ratify or create any rights in third parties or merge with, modify or limit the rights of Assignor or Assignee, as between themselves, as set forth in the Purchase Agreement or other documents executed in connection therewith.

     F. Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the Routt County, Colorado .

     G. Separate governmental form assignments of the Leases may be executed on officially approved forms by Assignor to Assignee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Leases conveyed herein.

     H. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

     I. This Assignment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.

     EXECUTED on the dates contained in the acknowledgments of this Assignment, to be effective for all purposes as of the Effective Time.



                                   INFINITY OIL & GAS OF WYOMING, INC.



                                   By:   /s/ James A. Tuell
                                         -------------------------------------
                                         James A. Tuell
                                         President and Chief Executive Officer



                                   NEW FRONTIER ENERGY, INC.



                                   By:   /s/ Paul G.  Laird
                                         -------------------------------------
                                         Paul G. Laird
                                         President


                                 Acknowledgments


STATE OF COLORADO                   )
         CITY AND                   ) ss.
COUNTY OF DENVER                    )

     The foregoing instrument was acknowledged before me this 21st day of July, 2006 by James A. Tuell, as President and Chief Executive Officer of Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation.

         Witness my hand and official seal.

         My commission expires:     August 20, 2006
                                 --------------------------------------


                                               /s/ Terah Coffman
                                            ------------------------------------
                                                          Notary Public

STATE OF COLORADO                   )
         CITY AND                   ) ss.
COUNTY OF DENVER                    )

     The foregoing instrument was acknowledged before me this 21st day of July, 2006 by Paul G. Laird, as President of New Frontier Energy, Inc., a Colorado corporation.

         Witness my hand and official seal.

         My commission expires:       August 20, 2006
                                 --------------------------------------


                                                   /s/ Terah Coffman
                                            ------------------------------------
                                                          Notary Public